Exhibit 21.1

Subsidiaries of Registrant

Name: Digirad Health, Inc.

State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.

State of Incorporation:  Delaware

Name: MD Office Solutions, Inc.

State of Incorporation:  California

Name:  Project Rendezvous Holding Corporation

State of Incorporation: Delaware

Name:  Project Rendezvous Acquisition Corporation

State of Incorporation: Delaware

Name:  DMS Health Technologies, Inc.

State of Incorporation:  North Dakota

Name:  DMS Imaging, Inc.

State of Incorporation:  North Dakota

Name:  DMS Health Technologies - Canada, Inc.

State of Incorporation:  North Dakota

Name: Star Real Estate Holdings USA, Inc.

State of Incorporation: Delaware

Name:  56 Mechanic Falls Road, LLC

State of Formation:  Delaware

Name:  300 Park Street, LLC

State of Formation:  Delaware

Name:  947 Waterford Road, LLC

State of Formation:  Delaware

Name:  Star Procurement, LLC (50% owned by Registrant)

State of Formation:  Delaware